Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-3 of our reports dated August 7, 2014 with respect to the financial statements of Auctane LLC dba ShipStation as of and for the year ending December 31, 2013 and as of and for the three month period ended March 31, 2014 incorporated by reference to the August 26, 2014 Form 8-K/A of Stamps.com Inc.

We further consent to being named as "Experts" in accounting and auditing as defined in this Registration Statement.

/s/ PMB Helin Donovan, LLP

Austin, TX
February 15, 2015